Exhibit 99.1

External Investor Relations Contact: Christine Petraglia PCG Advisory Group (646) 731-9817 christine@pcgadvisory.com	Company, Investor Relations &Media Contact: Satya Chillara (408) 213-0939 schillara@aemetis.com

Aemetis, Inc. Reports First Quarter 2016 Financial Results
Company expects closing in June of acquisition of Edeniq, a proven cellulosic ethanol technology company

CUPERTINO, Calif. – May 12, 2016 – Aemetis, Inc. (NASDAQ: AMTX), an advanced renewable fuels and biochemicals company, today announced its financial results for the three months ended March 31, 2016.  The Company also announced that it expects to close in June on its acquisition of Edeniq, a proven cellulosic ethanol technology company with about 30 installations operating at six ethanol plants.

On May 5, 2016, the Company entered into a definitive agreement to acquire Edeniq.  Edeniq has developed patented innovations that unlock cellulosic and starch sugars through a combination of patented mechanical and biological processes.  In 2015, Edeniq generated about $20 million in revenues and about $6 million of EBITDA.

“The overall ethanol market improvement we saw at the end of the first quarter, combined with the pending acquisition of Edeniq, positions Aemetis for positive margin growth in the second half of 2016,” stated Eric McAfee, Chairman and CEO of Aemetis, Inc.

Today, Aemetis will host an earnings review call at 10:00 am Pacific (PT).

Live Participant Dial In (Toll Free): 877-407-8133
Live Participant Dial In (International): 201-689-8040

For details on the call, visit: http://www.aemetis.com/investors/conference-call/. Please download presentation regarding acquisition of Edeniq on Aemetis home page, www.aemetis.com.

Financial Results for the Three Months Ended March 31, 2016

Revenues were $33.3 million for the first quarter of 2016, compared to $34.7 million for the first quarter of 2015. The decline in revenue was primarily attributable to decreases in ethanol and wet distiller’s grain average selling prices and volumes.  Gross margin for the first quarter of 2016 was $2.1 million, compared to negative gross margin of $228 thousand during the first quarter of 2015.  The increase in gross margin was primarily attributable to the lower price of feedstock compared to the same period of the prior year.

Selling, general and administrative expenses were $3.0 million in the first quarter of 2016, compared to $3.6 million in the first quarter of 2015.  The decrease in selling, general and administrative expenses was driven by lower spending in the areas of financial and consulting advisory fees compared to the same period of the prior year.

Operating loss was $1.0 million for the first quarter of 2016, compared to an operating loss of $4.0 million for the same period in 2015.

Net loss was $5.1 million for the first quarter of 2016, compared to a net loss of $8.6 million for the first quarter of 2015.

Adjusted EBITDA for the first quarter of 2016 was $244 thousand, compared to Adjusted EBITDA loss of $2.7 million for the same period in 2015.

Cash at the end of the first quarter of 2016 was $325,000 compared to $283,000 at the end of the fourth quarter of 2015.

About Aemetis

Headquartered in Cupertino, California, Aemetis is an advanced renewable fuels and biochemicals company focused on the acquisition, development and commercialization of innovative technologies that replace traditional petroleum-based products by the conversion of second-generation ethanol and biodiesel plants into advanced biorefineries.  Founded in 2006, Aemetis owns and operates a 60 million gallon per year ethanol production facility in California’s Central Valley, near Modesto.  Aemetis also owns and operates a 50 million gallon per year renewable chemical and advanced fuel production facility on the East Coast of India producing high quality distilled biodiesel and refined glycerin for customers in India and Europe.  Aemetis operates a research and development laboratory at the Maryland Biotech Center, and holds a portfolio of patents and related technology licenses for the production of renewable fuels and biochemicals.  For additional information about Aemetis, please visit www.aemetis.com.

NON-GAAP FINANCIAL INFORMATION

We have provided non-GAAP measures as a supplement to financial results based on GAAP. A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures is included in the accompanying supplemental data. Adjusted EBITDA is defined as net income/(loss) plus (to the extent deducted in calculating such net income) interest expense, loss on extinguishment, income tax expense, intangible and other amortization expense, depreciation expense and share-based compensation expense.

Adjusted EBITDA is not calculated in accordance with GAAP and should not be considered as an alternative to net income/(loss), operating income or any other performance measures derived in accordance with GAAP or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is a useful performance measure that is widely used within the industry in which we operate. In addition, management uses Adjusted EBITDA for reviewing financial results and for budgeting and planning purposes.  EBITDA measures are not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure for comparison.

Safe Harbor Statement

This news release contains forward-looking statements, including statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events or other statements that are not historical facts. Forward-looking statements in this news release include, without limitation, the consummation and anticipated timing for completion of the Edeniq acquisition, the impact of the Edeniq acquisition on our margin growth and our expectations for growth in the overall ethanol market.  Words or phrases such as “anticipates,” “may,” “will,” “should,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on current assumptions and predictions and are subject to numerous risks and uncertainties.  Actual results or events could differ materially from those set forth or implied by such forward-looking statements and related assumptions due to certain factors, including, without limitation, competition in the ethanol and other industries in which we operate, commodity market risks including those that may result from current weather conditions, financial market risks, customer adoption, counter-party risks, risks associated with changes to federal policy or regulation, and other risks detailed in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2015, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and in our subsequent filings with the SEC. We are not obligated, and do not intend, to update any of these forward-looking statements at any time unless an update is required by applicable securities laws.

(Tables follow)

AEMETIS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per share data)

	Three Months Ended
	March 31
	2016	2015
Revenues	$33,326	$34,726
Cost of goods sold	31,240	34,954
Gross profit/(loss)	2,086	(228)

Research and development expenses	97	109
Selling, general and administrative expenses	2,999	3,634
Operating income/(loss)	(1,010)	(3,971)

Other income/(expense)
Interest rate expense	(2,678)	(2,546)
Amortization expense	(1,355)	(1,723)
Loss on debt extinguishment	-	(330)
Other income	(64)	(67)
Income/(loss) before income taxes	(5,107)	(8,637)

Income tax expense	(6)	(6)

Net income/(loss)	$(5,113)	$(8,643)

Net income/(loss) per common share
Basic	$(0.26)	$(0.42)
Diluted	$(0.26)	$(0.42)

Weighted average shares outstanding
Basic	19,648	20,595
Diluted	19,648	20,595

AEMETIS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(unaudited, in thousands)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$325	$283
Accounts receivable	955	1,166
Inventories	2,763	4,804
Prepaid and other current assets	2,281	1,749
Total current assets	6,324	8,002
Property, plant and equipment, net	69,791	70,718
Intangible and other assets	4,418	4,421
Total assets	$80,533	$83,141

Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$8,122	$10,183
Current portion of long term debt, notes and working capital	11,892	11,947
Mandatorily redeemable Series B convertible preferred stock	2,767	2,742
Other current liabilities	5,017	4,425
Total current liabilities	27,798	29,297

Total long term liabilities	92,703	89,138

Total stockholders' deficit	(39,968)	(35,294)
Total liabilities and stockholders' deficit	$80,533	$83,141

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME/(LOSS)
(unaudited, in thousands)

	Three Months Ended
	March 31
	2016	2015
Net Income/(loss)	$(5,113)	$(8,643)
Adjustments:
Interest expense	4,033	4,599
Depreciation expense	1,169	1,195
Share-based compensation	117	153
Intangibles and other amortization expense	32	32
Income tax expense	6	6
Total adjustments	5,357	5,985
Adjusted EBITDA	$244	$(2,658)

PRODUCTION AND PRICE PERFORMANCE
(unaudited)

	Three Months Ended March 31
	2016	2015
Ethanol
Gallons Sold (in millions)	12.8	14.2
Average Sales Price/Gallon	$1.64	$1.67

WDG
Tons Sold (in thousands)	87.7	93.8
Average Sales Price/Ton	$71	$90

Biodiesel
Metric tons sold (in thousands)	6.8	0.8
Average Sales Price/Metric ton	$663	$986

Refined Glycerin
Metric tons sold (in thousands)	1.4	1.1
Average Sales Price/Metric ton	$568	$679